UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 27, 2011

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 40, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 920-3500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2011, Ener1, Inc. (“Ener1”) entered into a Waiver and Amendment Agreement (the “Agreement”) with funds managed by Goldman Sachs Asset Management, L.P. and certain other investors (the “Holders”).  Ener1 and the Holders are parties to a Securities Purchase Agreement dated September 2, 2010 (the “First Securities Purchase Agreement”) and/or a Securities Purchase Agreement dated December 31, 2010 (the “Second Securities Purchase Agreement”; collectively, with the First Securities Purchase Agreement, the “Securities Purchase Agreements”).  Please see our Forms 8-K filed on September 3, 2011 and January 3, 2011, respectively, for more information regarding the Securities Purchase Agreements.

Pursuant to the Agreement, Ener1 and the Holders have agreed to restructure the payment due on July 1, 2011 (the “July Payment”) under certain senior unsecured notes (the “Notes”) issued to the Holders under the Securities Purchase Agreements.  The Company shall make the July Payment in cash to the Holders in three equal principal installments on June 27, 2011, July 25, 2011 and August 25, 2011, which installments shall include any unpaid and accrued Interest (as defined in the Notes).

As consideration for restructuring the July Payment, Ener1 has agreed to amend each warrant issued to the Holders under the First Securities Purchase Agreement (the “First Warrant”) so that the Exercise Price (as defined in the First Warrant) is equal to $3.04 and has agreed to amend each warrant issued under the Second Securities Purchase Agreement (the “Second Warrant”; collectively, with the First Warrant, the “Warrants”) so that the Exercise Price (as defined in the Second Warrant) is equal to $3.60.

Except as described above, the Notes and Warrants will continue in full force and effect in accordance with their existing terms.

Ener1 has agreed to reimburse the Holders for all costs and expenses reasonably incurred by the Holders in connection with the negotiation, drafting and execution of the Agreement.

The above description of the Agreement is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 1.1 and which is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1 Waiver and Amendment Agreement between Ener1, Inc. and the Holders party thereto, dated June 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

June 27, 2011	By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
1.1	Waiver and Amendment Agreement between Ener1, Inc. and the Holders party thereto, dated June 27, 2011.